Exhibit 99.1

Corporate Contact:

Sylvia Wheeler

Executive Director, Investor Relations

Affymax, Inc.

650-812-8861

AFFYMAX® ANNOUNCES RESIGNATION OF ELIZABETH A. CZEREPAK

FROM ITS BOARD OF DIRECTORS

PALO ALTO, Calif., June 13, 2007 – Affymax, Inc. (Nasdaq: AFFY) today announced that Elizabeth A. Czerepak, a managing partner of the venture capital firm Bear Stearns Health Innoventures, resigned from its board of directors.  The company intends to seek a replacement on its board for Ms. Czerepak.

“We have been fortunate for the past several years to have access to Elizabeth’s significant expertise in the pharmaceutical industry,” said Arlene Morris, president and chief executive officer of Affymax, Inc.  “During critical developmental years as a private company, Elizabeth made many contributions to our board and her service is deeply appreciated.”

About Affymax, Inc.

Affymax, Inc. is a biopharmaceutical company developing novel peptide-based drugs to improve the treatment of serious and often life-threatening conditions. Affymax’s lead product candidate, Hematide™, is currently in Phase 2 clinical trials for the treatment of anemia associated with chronic kidney disease and cancer.  For additional information, please visit www.affymax.com.

###